Exhibit 99.1
PRESS RELEASE
CEA Industries Inc. to Become BNB Standard Corporation After Open Community Advisory Vote
●Nearly 6,000 advisory votes cast on four shortlisted names
●Common stock continues to trade on Nasdaq under “BNC”

LOUISVILLE, CO, September 29, 2026 (GLOBE NEWSWIRE) -- CEA Industries Inc. (Nasdaq: BNC) (“CEA Industries,” “BNC,” or the “Company”), a growth-oriented company focused on managing the world’s largest corporate treasury of BNB, today announced that it will change its corporate name to BNB Standard Corporation, effective September 29, 2026. The Company’s common stock will continue to trade on the Nasdaq Capital Market under the ticker symbol “BNC,” and its warrants under the ticker symbols “BNCWW” and “BNCWZ.”
BNC values its engagement with the BNB community, and inviting the community to help choose a new name was one of the first initiatives the Company took on. It put four shortlisted names to an open, advisory public vote on X, giving the community a voice in the decision. Over five days, 5,799 votes were cast, with BNB Standard receiving the largest share at approximately 47%. Community members also shared their reasoning and alternative ideas in replies, which the Board of Directors reviewed before approving the new name.
“We wanted the people who know BNB best to help shape who we become,” said Alex Odagiu, Interim President of CEA Industries. “As far as we know, few listed companies have asked their community to help choose their name. We think more should. The reasoning in the replies was as valuable as the votes themselves. BNB Standard says what we aim to be: a benchmark for how a public company manages a BNB treasury, with discipline and transparency. Thank you to everyone who took part.”
“Opening this decision to the community was the right call, and the Board took that input seriously,” said Carly E. Howard, Chair of the Board of CEA Industries. “BNB Standard reflects what the Company has become. It arrives alongside a strengthened Board and a continued focus on strong governance and disciplined execution for all of our stockholders.”
The name change will be accompanied by a brand refresh, including a new corporate logo and visual identity, to be introduced on the effective date. Outstanding stock certificates remain valid and do not need to be exchanged, and the common stock will trade under the same ticker with the same CUSIP number.

About CEA Industries Inc.
CEA Industries Inc. (Nasdaq: BNC) is a growth-oriented company that focuses on building category-leading businesses in consumer markets, including building and managing the world’s largest corporate treasury of BNB. Following the effective date, the Company will operate as BNB Standard Corporation.
Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “project,” “target,” “estimate,” “anticipate,” “conviction,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. BNC’s expectations, beliefs and projections are expressed in good faith and BNC believes there is a reasonable basis for them. However, there can be no assurance that BNC’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.
The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding the Company’s execution of its BNB digital asset treasury strategy, driving operational and strategic execution and resolving the pending Asset Management Agreement litigation, the Company’s position as the world’s largest corporate BNB treasury, the Company’s BNB holdings, treasury management opportunities within the BNB ecosystem, the Company’s expectations with respect to shareholder advisory costs, the Company’s director search, the Company’s CEO search, the Company’s financial condition and liquidity outlook, the Company’s future financial results, share repurchases, strategy, plans, objectives, expectations (financial or otherwise) and growth potential, and the Company’s ability to create shareholder value. BNC wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in BNC’s business, as well as other important factors that may have affected and could in the future affect BNC’s actual results and could cause BNC’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of BNC. In evaluating these forward-looking statements, readers should consider various risk factors, which include, but are not limited to: volatility in the market price of BNB and other digital assets; the concentration of BNC’s holdings in BNB and of its custody arrangements within the Binance ecosystem; collateral maintenance and repayment obligations under BNC’s master loan facility; the outcome of the AMA litigation, BNC’s non-payment of accrued management fees, and the enforceability of the AMA’s liquidated damages provision; BNC’s ability to appoint a permanent chief executive officer and an additional independent director within the deadlines under the Cooperation Agreement; the previously disclosed material weakness in BNC’s internal control over financial reporting; BNC’s continued compliance with Nasdaq listing requirements; BNC’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; evolving laws, regulations and accounting guidance applicable to digital assets; the future value and adoption of BNB; shareholder activism; outcome of the Company's director and CEO searches; and execution of the Company's BNB digital asset treasury strategy.
Forward-looking statements are subject to numerous conditions and risks, many of which are beyond BNC’s control. In addition, these forward-looking statements and the information in this press release are qualified in their entirety by cautionary statements and risk factor disclosures contained in BNC’s filings with the SEC, including BNC’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and BNC’s subsequent filings with the SEC, as each may be amended or supplemented from time to time. Copies of BNC’s filings with the SEC are available on the SEC’s website at www.sec.gov. BNC undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this press release, except as required by law.

CEA Industries Media Inquiries:
bnc@cw8.co
CEA Industries Investor Relations:
james@haydenir.com